Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (No. 333-170693, No. 333-180787, No. 333-204082, No. 333-258999 and No. 333-263307) and Form F-3 (No. 333-251377) of JinkoSolar Holding Co., Ltd. of our report dated April 28, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
April 28, 2022